UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2016

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-3034	XCEL ENERGY INC. (a Minnesota corporation) 414 Nicollet Mall Minneapolis, Minnesota 55401 (612) 330-5500	41-0448030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2016, Xcel Energy Inc. (Xcel Energy) announced that Robert Frenzel was elected as Executive Vice President, Chief Financial Officer, effective as of May 3, 2016 in connection with the retirement of Teresa S. Madden as Executive Vice President, Chief Financial Officer. Mr. Frenzel, 45, most recently served as Senior Vice President and Chief Financial Officer of Luminant, the competitive power generation subsidiary of Energy Future Holdings Corp., a position he held since February 2012. Mr. Frenzel joined Energy Future Holdings in 2009 and served as Senior Vice President for Corporate Development, Strategy and M&A from February 2009 to February 2012. Mr. Frenzel will serve as the principal financial officer and will hold office until a successor is duly elected and qualified.

Ms. Madden previously announced her plans to retire in the second quarter of fiscal 2016. Following Mr. Frenzel’s election, she will remain an employee through June 30, 2016 to facilitate a smooth transition of her responsibilities. On April15, 2016, Xcel Energy issued the press release on this topic attached hereto as Exhibit 99.01.  The press release is incorporated herein by reference.

In connection with Mr. Frenzel’s election, the Governance, Compensation and Nominating Committee of the Board of Directors of Xcel Energy approved a compensation package for Mr. Frenzel. Mr. Frenzel will receive an annual base salary of $600,000. He will be eligible for an annual incentive payout under the Xcel Energy’s Executive Annual Incentive Award Plan (the Annual Plan) based on a target equal to 70% of his base salary. He will receive long-term incentive awards for the 2016 to 2018 performance period with a target grant date fair value equal to $1,200,000, and he will receive long-term incentive awards with a target grant date fair value equal to $600,000 for the 2015 to 2017 performance period. The performance metrics and terms of the awards will be the same as the comparable awards granted to Xcel Energy’s other executive officers for those performance cycles. Mr. Frenzel will be eligible for Xcel Energy’s compensation benefit programs available to other executive officers, including the retirement and deferred compensation benefits and the severance policy. In addition, Xcel Energy will provide relocation services and reimburse Mr. Frenzel’s temporary commuting and housing expenses (grossed up for taxes).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.01	Press Release dated April 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 15, 2016	Xcel Energy Inc. (a Minnesota corporation)

/s/ Judy M. Poferl
Judy M. Poferl
Senior Vice President, Corporate Secretary and Executive Services

Exhibit Index

99.01	Press Release dated April 15, 2016.